EXHIBIT 3.2


Filed in the Office of the                CERTIFICATE OF AMENDMENT
Secretary of State of the
State of Nevada on                   TO THE ARTICLES OF INCORPORATION OF
February 4, 2000, No.
C10321-97, Dean Heller,                 ANNEX BUSINESS RESOURCES, INC.
Secretary of State


The undersigned certifies that, pursuant to the provisions of the Nevada Revised Statutes, the shareholders of ANNEX BUSINESS RESOURCES, INC., a Nevada corporation, adopted the following resolutions to amend its articles of incorporation on January 17, 2000:

1. All of the directors consented in writing to the following resolution dated January 17, 2000:

         "RESOLVED that upon receipt of a shareholder's resolution authorizing a change of the Company's name from "ANNEX BUSINESS RESOURCES, INC." to "NEWSGURUS.COM, INC.", the president and director of the Company, Mr. Chris Bunka, and Secretary and Director, Mr. Sudhir Khanna, are authorized to make such administrative, regulatory and governmental filings as are necessary to effect the change of the Company's name to "NEWSGURUS.COM, INC."."

2. A majority of the shareholders holding 60.8% of the common shares outstanding of ANNEX BUSINESS RESOURCES, INC. consented in writing to the following resolution dated January 17, 2000:

         RESOLVED that the Company's articles of incorporation be amended as follows:

         "1.      The name of the corporation is:

                  NEWSGURUS.COM, INC."


Dated this 17th day of January, 2000.


                                      ANNEX BUSINESS RESOURCES, INC.

                                      Per:
                                                 /s/ Chris Bunka
                                                 ----------------------------
                                                 Chris Bunka,
                                                 President and Director

                                      Per:
                                                 /s/ Sudhir Khanna
                                                 ----------------------------
                                                 Sudhir Khanna
                                                 Secretary and Director